UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

QI Systems Inc.
(Exact name of registrant as specified in its charter)

000-30948

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	20-5126146 (IRS Employer Identification No.)

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034
(Address of principal executive offices and Zip Code)

(817) 427-8611
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 22, 2006, QI Systems Inc. (the "Company") became obligated to repay a 5-year, subordinated, convertible, 10% interest-bearing loan (the "Loan") in the amount of $150,000 to a shareholder of the Company. The agreement, pursuant to which the Loan was made to the Company by the shareholder, provides that the Loan can be converted into restricted common stock of the Company at a price of seven cents ($0.07) per share. In addition, for each share of stock issued, a warrant to purchase additional shares of common stock of the Company will be issued at an exercise price of twenty cents ($0.20) per share. The warrants will expire two years from the date the Loan is converted. The Company may repay this Loan at any time prior to maturity with no prepayment penalty.

Item 3.02	Unregistered Sales of Equity Securities.

On October 3, 2006, the Company completed a private placement of 2,408,873 Units (the "Units") at seven cents ($0.07) per Unit for gross proceeds of $168,621. Each Unit is comprised of one restricted share of common stock of the Company and one share purchase warrant. Each warrant entitles the holder to purchase one share of common stock of the Company at $0.20 per share. The warrants expire on October 3, 2008. Included in this total are 244,588 Units sold to officers of the Company.

The issuance of the Units was made without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) and Regulation D promulgated under the Act. All of the purchasers of the Units are "accredited investors" as that term is defined under the Act and received the Units for their own account and for investment and not with a view to distribute or resell the Units. The issuance of the Units to the purchasers did not involve any form of general solicitation or advertising or the use of underwriters, and no commissions were paid in connection therewith. A copy of the form of the subscription agreement for the offering and a copy of the form of share purchase warrant issued to the purchasers are attached to this report as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement.
10.2	Form of Share Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QI SYSTEMS INC.

By: /s/ Steve R. Garman

Name: Steven R. Garman
Title: President and Chief Executive Officer
Dated: October 4, 2006

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